Exhibit 24.1

Power of Attorney

Each person whose signature appears below, hereby authorizes and appoints Michael Stocker and Kenneth Phillippe or either of them as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual report of Constitution Mining Corp. on Form 10-K for the year ending December 31, 2009, and any amendments thereto to be filed with the Securities and Exchange Commission, a national securities exchange or automated quotation system of a registered securities association, or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ Michael Stocker	March 31, 2010
Michael Stocker, Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Alois Wiget	March 31, 2010
Alois Wiget, Director and Chairman of the Board

/s/ Peter Wiget	March 31, 2010
Peter Wiget, Director

/s/ Robert Van Tassell	March 31, 2010
Robert Van Tassell, Director

/s/ Gary Artmont	March 31, 2010
Gary Artmont, Director

/s/ Hernan Zaballa	March 31, 2010
Hernan Zaballa, Director

/s/ Kenneth Phillippe	March 31, 2010
Kenneth Phillippe, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Secretary, and Treasurer